Exhibit 10.5

SPACE-EYES, INC.

Senior Secured Convertible Note due 2031

THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES THAT MAY BE ISSUABLE PURSUANT TO THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. UNTIL THE DATE THAT IS ONE (1) YEAR AFTER THE ISSUE DATE (AS DEFINED ON THE REVERSE OF THIS NOTE), THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS-DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

SPACE-EYES, INC.

Senior Secured Convertible Note due 2031

Certificate No. A-[●]

Space-Eyes, Inc., a Delaware corporation, for value received, promises to pay to [ ● ] (the “Initial Holder”), or its registered assigns, the principal sum of [five million eight hundred eighty two thousand three hundred fifty three dollars]/[five million eight hundred eighty two thousand three hundred fifty three dollars]/[seventy seven million seven hundred seventy thousand seven hundred seventy eight dollars] [$5,882,353]/[$5,882,353]/[$77,777,778]) (such principal sum, the “Principal Amount”) on [●], 2031, and to pay any outstanding interest thereon, as provided in this Note, in each case, as provided in and subject to the other provisions of this Note, including the earlier redemption, repurchase or conversion of this Note.

Unless otherwise indicated, references herein to “dollars” or “$” are to U.S. dollars.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Space-Eyes, Inc. has caused this instrument to be duly executed as of the date set forth below.

SPACE-EYES, INC.

Date: [ ● ]	By:
		Name:	[ ● ]
		Title:	[ ● ]

(Signature Page to Senior Secured Convertible Note due 2031, Certificate No. A-[●])

SPACE-EYES, INC.

Senior Secured Convertible Note due 2031

This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by Space-Eyes, Inc., a Delaware corporation, and designated as its “Senior Secured Convertible Notes due 2031.”

Section 1. Definitions.

“Accelerated Amortization Payments” has the meaning set forth in Section 5(C)(iii).

“Adjustment Period” has the meaning set forth in Section 7(F)(ii)(1)(d).

“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 7(F)(ii)) of Issuer Equity Interests that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

“Amortization Acceleration Notice” has the meaning set forth in Section 5(C)(iii).

“Amortization Conversion Price” means, as of any Amortization Stock Payment Date, the greater of (i) the Amortization Conversion Price Floor and (ii) ninety percent (90%) of the lower of (A) the Last Reported Sale Price of the Issuer Equity Interests on the Trading Day immediately prior to such Amortization Stock Payment Date and (B) the average of the lowest two Daily VWAPs in the ten (10) Trading Day period ending on and including the Trading Day immediately prior to such Amortization Stock Payment Date.

“Amortization Conversion Price Floor” shall mean five dollars ($5.00), provided that, for any Amortization Stock Payment Date, the Company may elect to reduce the Amortization Conversion Price Floor for the applicable Amortization Payment by providing written notice thereof to the Holder, which election may not be revoked.

“Amortization Date” means, with respect to this Note, (A) the [●]1 calendar day of each month beginning on [●], 20262 and (B) if not otherwise included in clause (A), the Maturity Date.

“Amortization Notice” has the meaning set forth in Section 4(A).

“Amortization Notice Period” means the period beginning on and including the date that any Amortization Notice is delivered pursuant to Section 4(A) and ending on and including the date immediately prior to the related Amortization Date.

“Amortization Payment” means with respect to any Amortization Date, an amount in cash equal to the lesser of (i) the quotient of (x) the sum of the outstanding Principal Amount of this Note on the Issue Date plus the sum of all PIK Amounts added to the Principal Amount pursuant to Section 4(C) up to and including the date of the applicable Amortization Notice divided by (y) twenty-four (24) minus the number of Amortization Payments previously made with respect to this Note (but in no event less than one (1)) and (ii) the then-outstanding Principal Amount of this Note, plus accrued and unpaid interest on this Note.

[1]	NTD: To be the calendar day of the Initial Closing Date.
[2]	NTD: To be the two month anniversary of the Initial Closing Date.

“Amortization Payment Shares” has the meaning set forth in Section 5(C)(iv).

“Amortization Stock Payment Date” has the meaning set forth in Section 5(C)(iv).

“Amortization Stock Payment Delivery Date” has the meaning set forth in Section 5(C)(iv).

“Amortization Stock Payment Notice” has the meaning set forth in Section 5(C)(i).

“Amortization Stock Payment Period” has the meaning set forth in Section 5(C)(iv).

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, the Corruption of Foreign Public Officials Act (Canada), the UK Terrorism Act 2000, the UK Proceeds of Crime Act 2002 and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Company and its Subsidiaries do business.

“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Parts II.1 and XII.2 and Section 354 of the Criminal Code, the United Nations Act (Canada), Special Economic Measures Act (Canada), Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), and Freezing Assets of Corrupt Foreign Officials Act (Canada).

“Applicable Price” has the meaning set forth in Section 7(F)(ii)(1).

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Issuer Equity Interests would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, or, if such Principal Amount then outstanding is less than $1,000, then such outstanding Principal Amount.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Base Amount” means, as of any date, an amount equal to the then-outstanding Principal Amount of this Note less the product of (i) a fraction (expressed as a percentage), the numerator of which is the then-outstanding Principal Amount of this Note and the denominator of which is the aggregate then-outstanding Principal Amount of this Note and all Other Notes then-outstanding multiplied by (ii) the balance of Cash and Cash Equivalents then-held in the Controlled Cash Accounts on such date. For the avoidance of doubt, Stated Interest shall accrue solely on the Base Amount, and no Stated Interest shall accrue on any portion of the Principal Amount that corresponds to Cash and Cash Equivalents then-held in the Controlled Cash Accounts.

“Business Combination Event” has the meaning set forth in Section 9.

“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are open for use by customers on such day.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests (including, for the avoidance of doubt, partnership interests, limited partnership interests or other membership interests) in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Collateral Release Conditions” will be deemed to be satisfied as of any date if: (i) the SPAC Transaction Effective Date has occurred on or prior to such date, (ii) no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived, (iii) the Equity Conditions are satisfied as of such date and (iv) the aggregate then-outstanding Principal Amount under this Note and all Other Notes, together with all accrued and unpaid interest thereon, less the balance of the Cash and Cash Equivalents in the Controlled Cash Account as of such date, does not exceed the lesser of (A) thirty five million dollars ($35,000,000) and (B) twenty percent (20%) of the Company’s Total Market Capitalization as of such date.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States Government, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States or any state thereof, or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $5,000,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” has the meaning set forth in the Security Agreements.

“Collateral Agent” means HBC Collateral Agent LLC in its capacity as collateral agent for the Holder and each Other Holder, together with any successor thereto in such capacity.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” means (i) prior to the SPAC Transaction Effective Date, the shares of common stock, par value $0.001 per share, of the Company and (ii) on and after the SPAC Transaction Effective Date, the Issuer Equity Interests, in each case subject to Section 7(I).

“Company” means (i) prior to the SPAC Transaction Effective Date, Space-Eyes, Inc., a Delaware corporation and (ii) upon and following the SPAC Transaction Effective Date, the SPAC.

“Company Redemption Certification” has the meaning set forth in Section 4(F)(iii).

“Company Redemption Compliance Period” has the meaning set forth in Section 4(F)(iii).

“Company Redemption Date” has the meaning set forth in Section 4(F)(i).

“Company Redemption Notice” has the meaning set forth in Section 4(F)(i).

“Company Redemption Price” means a cash amount equal to one hundred twenty five percent (125%) of the greater of (i) the then outstanding Principal Amount of this Note, plus accrued and unpaid interest on this Note and (ii) an amount equal to the product of (x) the number of Issuer Equity Interests that would be issued to the Holder pursuant to Section 7 if the Company converted this Note in full pursuant to Section 7 (without giving effect to the beneficial ownership limitations set forth in Section 7(I)) and, for such purposes, the Company Redemption Date was the Conversion Date, multiplied by (y) the greater of the Last Reported Sale Price on the date of the related Company Redemption Notice and the Last Reported Sale Price on the Trading Day immediately preceding the Company Redemption Date; provided, however, that if an aggregate amount of Cash equal to twenty million dollars ($20,000,000) has not been released from the Controlled Cash Account within twelve (12) months of the Issue Date, then, for so long as an aggregate amount of Cash equal to twenty million dollars ($20,000,000) has not been released from the Controlled Cash Account, the Company Redemption Price shall be calculated solely by reference to clause (i) above (and clause (ii) shall not apply).

“Compliance Certification” has the meaning set forth in Section 8(K)(ii).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreement” has the meaning set forth in the Security Agreements.

“Controlled Cash Account” has the meaning set forth in Section 8(Z)(i).

“Conversion Consideration” has the meaning set forth in Section 7(D)(i).

“Conversion Date” means the first Business Day on which the requirements set forth in Section 7(C)(i) to convert this Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means a number of Issuer Equity Interests per $1,000 Principal Amount of Notes equal to one thousand dollars ($1,000) divided by the lower of (i) twelve dollars ($12.00) and (ii) one hundred twenty percent (120%) of the Last Reported Sale Price of the Issuer Equity Interests on the SPAC Transaction Effective Date (or, if such date is not a Trading Day, the Last Reported Sale Price of the Issuer Equity Interests on the Trading Day immediately following the SPAC Transaction Effective Date), provided, however, that on the Reset Date, the Conversion Rate shall be reset (but only if such reset would result in an upward adjustment to the Conversion Rate) to the Reset Conversion Rate; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 7; provided, further, that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Settlement Date” has the meaning set forth in Section 7(D)(iii).

“Convertible Securities” means any Capital Stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Issuer Equity Interests.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Covering Price” has the meaning set forth in Section 7(D)(iv)(1).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Issuer Equity Interests on the applicable tier of The Nasdaq Stock Market LLC (“Nasdaq”) (or the principal, in terms of volume, Eligible Exchange on which the Issuer Equity Interests are listed for trading) as displayed under the heading “Bloomberg VWAP” on the Bloomberg page “CUAS <EQUITY> VAP” (or its successor page if such page is not available or if the Company changes its ticker symbol) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Issuer Equity Interest on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 10(D).

“Deferred Amortization Payment” has the meaning set forth in Section 4(A).

“Deferred Holder Redemption Payment” has the meaning set forth in Section 4(B).

“Dilutive Issuance” has the meaning set forth in Section 7(F)(ii)(1).

“Directors” means (i) prior to the SPAC Transaction Effective Date, the board of directors of the Company and (ii) upon and following the SPAC Transaction Effective Date, the board of directors of the SPAC.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C) is redeemable at the option of the holder thereof, in whole or in part,

(D) in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

“DTC” means The Depository Trust Company.

“Eligible Exchange” means any of the New York Stock Exchange, the NYSE American LLC, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors).

“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Change Event” has the meaning set forth in Section 7(H)(i).

“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty five (25) previous Trading Days: (A) the Issuer Equity Interests issuable pursuant to this Note are Freely Tradable; (B) the Holder is not in possession of any material non-public information; (C) the issuance of such Issuer Equity Interests will not be limited by Section 7(I); (D) such Issuer Equity Interests will satisfy Section 7(F)(i); (E) no pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (F) the Daily VWAP per Issuer Equity Interest on Nasdaq is not less than seven dollars ($7.00) per Issuer Equity Interest (subject to proportionate adjustments for events of the type set forth in Section 7(F)(i)(1)); (G) the daily dollar trading volume (as reported on Bloomberg) of the Issuer Equity Interests on Nasdaq is not less than five million dollars ($5,000,000); (H) no delisting or suspension by the principal, in terms of volume, Eligible Exchange on which the Company is then listed or traded has been threatened (with a reasonable prospect of delisting or suspension occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or is reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements, if applicable, of such Eligible Exchange; and (I) no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Equity Interest Payment Determination Date” means (i) with respect to an Amortization Payment in Issuer Equity Interests, the applicable Amortization Date, (ii) with respect to a payment of Stated Interest in Issuer Equity Interests in accordance with Section 5(B), the related Interest Payment Date, (iii) with respect to an Event of Default Equity Payment, the date of delivery of the related Event of Default Equity Payment Notice, and (iv) with respect to the delivery of Conversion Consideration, the related Conversion Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 10(A).

“Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 10(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to (x) if the Event of Default Notice is delivered before the SPAC Transaction Effective Date, the sum of (A) one hundred twenty-five percent (125%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice) and (B) the accrued and unpaid interest on this Note and (y) if the Event of Default Notice is delivered on or after the SPAC Transaction Effective Date, the greater of (A) the sum of (i) one hundred twenty-five percent (125%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice) and (ii) the accrued and unpaid interest on this Note and (B) the sum of (i) one hundred twenty-five percent (125%) of the product of (a) the Conversion Rate in effect as of the Trading Day immediately preceding the date that the Holder delivers such notice pursuant to Section 10(B)(ii); (b) the total then outstanding Principal Amount (expressed in thousands) of this Note; and (c) the greater of (x) the highest Daily VWAP per Issuer Equity Interest occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the Holder delivers such notice pursuant to Section 10(B)(ii) and (y) the highest Daily VWAP per Issuer Equity Interest occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the applicable Event of Default occurred (or the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred) and (ii) the accrued and unpaid interest on this Note.

“Event of Default Equity Payment” has the meaning set forth in Section 5(E).

“Event of Default Equity Payment Date” means any date on which the Holder delivers an Event of Default Equity Payment Notice pursuant to Section 5(E) hereunder.

“Event of Default Equity Payment Delivery Date” has the meaning set forth in Section 5(E).

“Event of Default Equity Payment Notice” has the meaning set forth in Section 5(E).

“Event of Default Equity Payment Shares” has the meaning set forth in Section 5(E).

“Event of Default Notice” has the meaning set forth in Section 10(C).

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Issuer Equity Interests, the first date on which the Issuer Equity Interests trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Issuer Equity Interests under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excess Units” has the meaning set forth in Section 7(I).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Secured Notes” means those certain secured promissory notes issued by the Company to certain holders pursuant to (a) the Securities Purchase Agreement, dated as of August 19, 2025, and accepted by the Issuer, as to the Purchasers (as defined therein) on August 19, 2025, September 2, 2025, September 15, 2025, September 29, 2025, and (b) the Securities Purchase Agreement, dated as of April 20, 2026, and accepted by the Issuer, as to the Purchasers (as defined therein) on April 20, 2026 (the “Purchase Agreement”), in each case as in effect on the Issue Date (but not as amended, restated, supplemented or otherwise modified after the Issue Date except as permitted by clause (H) of the definition of Permitted Indebtedness).

“Expiration Date” has the meaning set forth in Section 7(F)(i)(5).

“Expiration Time” has the meaning set forth in Section 7(F)(i)(5).

“Freely Tradable” means, with respect to any Issuer Equity Interests issued or issuable pursuant to this Note, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on such Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange is pending or has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then outstanding common equity;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Issuer Equity Interests are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Issuer Equity Interests); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s equityholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) following the SPAC Transaction Effective Date, the Issuer Equity Interests cease to be listed on any Eligible Exchange.

For purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act, and (z) the SPAC Transaction shall not qualify as a Fundamental Change.

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means, with respect to this Note (or any portion of this Note to be repurchased) upon a Repurchase Upon Fundamental Change, a cash amount equal to the sum of (i) one hundred twenty five percent (125%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice), plus (ii) accrued and unpaid interest on this Note to be so repurchased.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Governmental Authority” means any nation or government, any foreign, Federal, state, national, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

“Holder Amortization Funding Notice” has the meaning set forth in Section 5(C)(ii).

“Holder Conversion Notice” has the meaning set forth in Section 7(C)(i).

“Holder Redemption Date” means the date specified as the Holder Redemption Date by the Holder in the applicable Holder Redemption Notice.

“Holder Redemption Notice” has the meaning set forth in Section 4(B).

“Holder Redemption Payment” has the meaning set forth in Section 4(B).

The term “including” means “including without limitation,” unless the context provides otherwise.

“Indebtedness” means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Independent Investigator” has the meaning set forth in Section 8(S).

“Information Statement” means any written document delivered to the Holder to satisfy the Company’s obligations pursuant to Section 8(X).

“Initial Closing Date” has the meaning set forth in the Securities Purchase Agreement.

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Intercreditor Agreement” means that certain intercreditor and subordination agreement, dated as of or prior to the Issue Date, among the Collateral Agent (on behalf of the Holder and each Other Holder), Christopher Carlin, as agent for the holders of the Existing Secured Notes and the Company, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Liens securing the Existing Secured Notes are subordinated and made junior to the Liens securing the Notes.

“Interest Payment Date” means (A) the first day of each calendar month, beginning on [●], 2026; and (B) if not otherwise included in clause (A), the Maturity Date.

“Interest Payment Shares” has the meaning set forth in Section 5(B).

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

“Issue Date” means [ ● ], 2026.

“Issuer Equity Interests” means the shares of common stock, the ordinary shares, or the similar common equity securities of the SPAC, subject to Section 7(H).

“Last Reported Sale Price” of the Issuer Equity Interests for any Trading Day means the closing sale price per Issuer Equity Interest (or, if no closing sale price is reported, the average of the last bid price and the last ask price per Issuer Equity Interest or, if more than one in either case, the average of the average last bid prices and the average last ask prices per Issuer Equity Interest) on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Issuer Equity Interests are then listed. If the Issuer Equity Interests are not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Issuer Equity Interests on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Issuer Equity Interests are not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per Issuer Equity Interest on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Eligible Exchange on which the Issuer Equity Interests are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Issuer Equity Interests or in any options contracts or futures contracts relating to the Issuer Equity Interests.

“Market Equity Payment Price” means, with respect to any Event of Default Equity Payment Date, an amount equal to eighty two percent (82%) of the lesser of (a) the Daily VWAP on the VWAP Trading Day immediately prior to such Event of Default Equity Payment Date, as applicable, and (b) the lowest Daily VWAP during the ten (10) VWAP Trading Day period ending on and including the VWAP Trading Day immediately prior to the delivery of the relevant Event of Default Equity Payment Notice.

“Maturity Date” means [●], 2031.

“Maximum Percentage” has the meaning set forth in Section 7(I).

“Minimum Cash Collateral Amount” means, at the time any determination is to be made, the aggregate amount of Cash and Cash Equivalents required to be held in a Controlled Cash Account in accordance with Section 8(Z) less the aggregate amount of Cash and Cash Equivalents that the Company may request to be released from the Controlled Cash Account in accordance with Section 8(Z)(iii).

“Minimum Liquidity Control Account” has the meaning set forth in Section 8(K)(i).

“Modified Option/Convertible Security Terms” has the meaning set forth in Section 7(F)(ii)(1)(c).

“New Issuance Price” has the meaning set forth in Section 7(F)(ii)(1).

“Open of Business” means 9:00 a.m., New York City time.

“Options” means any rights, warrants or options to subscribe for or purchase Issuer Equity Interests or Convertible Securities.

The term “or” is not exclusive, unless the context expressly provides otherwise.

“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.

“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note and all other Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement; (B) Indebtedness actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement; (C) Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practices; (D) Subordinated Indebtedness of the Company; (E) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed fifty thousand dollars ($50,000) at any time outstanding, (F) Indebtedness outstanding at any time secured by a Lien described in clause (L) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment or real property interests and related expenses financed with such Indebtedness or in the form of purchase money Indebtedness (whether in the form of a loan or a lease) used solely to acquire Equipment or real property interests used in the ordinary course of business and secured only by such equipment and sale and insurance proceeds in respect thereof; provided that the total amount of Permitted Indebtedness described in this clause (F) may not exceed fifty thousand dollars ($50,000) in the aggregate, (G) Permitted Project Financing Indebtedness, (H) the Existing Secured Notes, together with accrued and unpaid interest thereon and any fees and expenses payable thereunder; provided that (x) such Existing Secured Notes are not amended, restated, supplemented or otherwise modified in any manner that is adverse to the Company (other than amendments that are ministerial in nature) without the prior written consent of the Required Holders, (y) no additional Indebtedness is incurred under or in respect of such Existing Secured Notes following the Issue Date, and (z) the holders of such Existing Secured Notes shall have entered into an Intercreditor Agreement in form and substance reasonably satisfactory to the Collateral Agent; (I) Contingent Obligations that are guarantees of the Indebtedness described in clauses (A) through (K); (J) any Permitted Pre-DeSPAC Financing (as defined in the Securities Purchase Agreement); and (K) Indebtedness incurred by a Designated Acquisition Financing Subsidiary (as defined in the Securities Purchase Agreement) that is (x) secured solely by the assets of such Designated Acquisition Financing Subsidiary and is not secured by any assets of the Company or any other Subsidiary (other than such Designated Acquisition Financing Subsidiary), (y) non-recourse to the Company and each other Subsidiary (other than such Designated Acquisition Financing Subsidiary) and (z) not guaranteed by the Company or any other Subsidiary.

“Permitted Intellectual Property Licenses” means (A) Intellectual Property licenses actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement, and (B) non-perpetual Intellectual Property licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during an Event of Default or continuance of a Default.

“Permitted Investment” means: (A) Investments actually disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank headquartered in the United States with assets of at least five billion dollars ($5,000,000,000) maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (E) shall not apply to Investments of the Company in any Subsidiary thereof; (F) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of Capital Stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, provided that the aggregate of all such loans outstanding may not exceed fifty thousand dollars ($50,000) at any time; (G) Investments in Wholly Owned Subsidiaries; (H) Permitted Intellectual Property Licenses; and (I) additional Investments that do not exceed fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period.

“Permitted Liens” means any and all of the following: (A) Liens deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (C) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that (i) the payment thereof is not yet required or the amount is being disputed in good faith by appropriate proceedings and appropriate reserves have been made as required by GAAP, (ii) such Liens do not attach to any material Intellectual Property or the Capital Stock of any Subsidiary, and (iii) such Liens shall be discharged within sixty (60) days of the date on which payment thereof becomes due (unless being contested in good faith by appropriate proceedings); (D) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (E) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (F) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor; (G) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (H) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (I) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (J) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (K) Liens on Cash or Cash Equivalents securing obligations permitted under clauses (C) and (E) of the definition of Permitted Indebtedness; (L) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with Capital Leases securing Indebtedness permitted in clause (F) of the definition of Permitted Indebtedness, (M) Liens in favor of Holder or the Collateral Agent; (N) first priority Liens granted by any Project Financing Subsidiary on the assets of such Project Financing Subsidiary that were purchased using the proceeds of Permitted Project Financing Indebtedness permitted under clause (G) of the definition of Permitted Indebtedness; (O) Liens on the Collateral securing the Existing Secured Notes, provided that such Liens are at all times junior and subordinate in priority to the Liens in favor of the Holder and the Collateral Agent securing the Notes, and subject to the terms of the Intercreditor Agreement; and (P) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (B) through (K) above (other than any Indebtedness repaid with the proceeds of this Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Project Financing Indebtedness” means Indebtedness incurred by a Project Financing Subsidiary that satisfies each of the following conditions: (A) such Indebtedness shall be incurred solely in the form of Spaceport Bonds to finance qualified spaceport facilities of the applicable Project Financing Subsidiary; (B) the aggregate principal amount of all such Indebtedness outstanding at any time across all Project Financing Subsidiaries shall not exceed one hundred million dollars ($100,000,000); (C) such Indebtedness is secured solely by the assets of the applicable Project Financing Subsidiary and is not secured by any assets of the Company or any other Subsidiary (other than the applicable Project Financing Subsidiary); (D) such Indebtedness shall be non-recourse to the Company and each other Subsidiary (other than the applicable Project Financing Subsidiary); (E) such Indebtedness shall not be guaranteed by the Company or any other Subsidiary; (F) the Required Holders shall have consented in writing to the incurrence of such Indebtedness (such consent not to be unreasonably withheld, conditioned, or delayed upon the satisfaction of conditions (A) through (E) and (G) in this paragraph); and (G) at the time of the incurrence of such Indebtedness, no Event of Default shall have occurred that has not been waived and no Default shall have occurred and be continuing which has not been waived.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in Wholly Owned Subsidiaries under clause (G) of Permitted Investments; and (E) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than one hundred thousand dollars ($100,000) in the aggregate in any twelve (12) month period.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PIK Amount” means, on any Interest Payment Date on which a payment of Stated Interest is made in kind pursuant to Section 4(C), the amount by which the Principal Amount increased on such Interest Payment Date.

“PIK Interest Notice” has the meaning set forth in Section 4(C).

“Primary Security” has the meaning set forth in Section 7(F)(ii)(1)(d).

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to (i) reduction (A) pursuant to Section 5, Section 6, and Section 7, (B) by an amount equal to (i) the sum of all Holder Redemption Payments (including any Deferred Holder Redemption Payments) or Amortization Payments (including any Accelerated Amortization Payments or Deferred Amortization Payments) made prior to the date of determination of the Principal Amount of the Note then outstanding, divided by (ii) one and five hundredths (1.05), and (C) by an amount equal to (x) the sum of all payments of the Company Redemption Price pursuant to Section 4(F) made prior to date of determination of the Principal Amount of the Note then outstanding, divided by (y) one and twenty five hundredths (1.25), in each case pursuant to this clause (i) solely to the extent such payment is applied to reduce the Principal Amount (and not to the extent applied to accrued and unpaid interest) and (ii) accretion to the extent any payment of Stated Interest is paid in kind pursuant to Section 4(C).

“Project Financing Subsidiary” means any Subsidiary of the Company that is formed solely for the purpose of incurring Permitted Project Financing Indebtedness and owning, constructing, developing, operating, and/or financing qualified spaceport facilities; provided that (i) such Subsidiary is a Wholly Owned Subsidiary of the Company and (ii) such Subsidiary is organized as a special purpose entity with limited recourse financing protections.

“Reference Property” has the meaning set forth in Section 7(H)(i)(4).

“Reference Property Unit” has the meaning set forth in Section 7(H)(i)(4).

“Reported Outstanding Interest Number” has the meaning set forth in Section 7(I).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Required Holders” has the meaning set forth in the Securities Purchase Agreement.

“Required Reserve Amount” has the meaning set forth in Section 8(R).

“Requirements of Law” means, with respect to any Person, collectively, the common law and any and all federal, state, provincial, territorial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Conversion Rate” means a number of Issuer Equity Interests per $1,000 Principal Amount of Notes equal to one thousand dollars ($1,000) divided by the Last Reported Sale Price (which shall not be less than $5.00) of the Issuer Equity Interests on the Reset Date (or, if such date is not a Trading Day, the Last Reported Sale Price of the Issuer Equity Interests on the immediately preceding Trading Day), provided, however, that the Reset Conversion Rate is subject to adjustment pursuant to Section 7.

“Reset Date” means the six (6) month anniversary of the Subsequent Closing Date (as defined in the Securities Purchase Agreement).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Issuer Equity Interests are then listed or, if the Issuer Equity Interests are not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Issuer Equity Interests are listed for trading or, if the Issuer Equity Interests are not so listed or traded, then a Business Day.

“Secondary Security” has the meaning set forth in Section 7(F)(ii)(1)(d).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of [ ● ], 2026 between the Company, the SPAC and HBC Investment Ltd. providing for the issuance of this Note.

“Security Agreements” means those certain security agreements, dated [ ● ], 2026 between the Company and the Collateral Agent.

“Security Document” has the meaning set forth in the Security Agreements.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“SPAC” means McKinley Acquisition Corp., a Cayman Islands exempted company.

“SPAC Transaction” means the Business Combination between Space-Eyes and the SPAC.

“SPAC Transaction Agreement” means that certain Business Combination Agreement by and between Space-Eyes, the SPAC, and McKinley Acquisition Merger Sub Inc., in the form provided to the Holders on the Issue Date.

“SPAC Transaction Effective Date” means the date that the SPAC Transaction consummates.

“Space-Eyes” means Space-Eyes, Inc., a Delaware corporation.

“Spaceport Bonds” has the meaning set forth in Section 13602 of the Internal Revenue Code of 1986, as amended.

“Spin-Off” has the meaning set forth in Section 7(F)(i)(3)(b).

“Spin-Off Valuation Period” has the meaning set forth in Section 7(F)(i)(3)(b).

“Stated Interest” has the meaning set forth in Section 4(C).

“Stated Interest Rate” means, as of any date, a rate per annum equal to ten percent (10%).

“Stated Interest Stock Payment Notice” has the meaning set forth in Section 5(B).

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Required Holders and the applicable lender in amounts and on terms and conditions satisfactory to the Required Holders in their sole discretion.

“Subsequent Closing Share Balance” has the meaning set forth in the Securities Purchase Agreement.

“Subsequent Closing Shares” has the meaning set forth in the Securities Purchase Agreement.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Corporation” has the meaning set forth in Section 9(A).

“Successor Person” has the meaning set forth in Section 7(H)(i).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 7(F)(i)(5).

“Total Market Capitalization” means, with respect to any date of determination, the product of (i) the Reported Outstanding Interest Number on such date, less (x) any Issuer Equity Interests then-held by any Affiliates of the Company and (y) any restricted Issuer Equity Interests then-issued and outstanding and (ii) the Daily VWAP on such date.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Issuer Equity Interests generally occurs on the principal U.S. national or regional securities exchange on which the Issuer Equity Interests are then listed or, if the Issuer Equity Interests are not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Issuer Equity Interests are listed for trading; and (B) there is no Market Disruption Event, provided that the Holder, by written notice to the Company, may waive any such Market Disruption Event. If the Issuer Equity Interests are not so listed or traded, then, with respect to the Issuer Equity Interests, “Trading Day” means a Business Day.

“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of Delaware.

“Undelivered Equity Interests” has the meaning set forth in Section 7(D)(iv).

“Unit” has the meaning set forth in Section 7(F)(ii)(1)(d).

“Valuation Event” has the meaning set forth in Section 7(F)(ii)(1)(d).

“Variable Price” has the meaning set forth in Section 7(F)(ii)(2).

“Variable Price Securities” has the meaning set forth in Section 7(F)(ii)(2).

“Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (A) issues or sells any Convertible Securities either (i) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Equity at any time after the initial issuance of such Convertible Securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Equity, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (B) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided that, for avoidance of doubt, an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act shall not be a “Variable Rate Transaction”, provided that issuances thereunder otherwise comply with the Transaction Documents.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Issuer Equity Interests are then listed, or, if the Issuer Equity Interests are not then listed on a U.S. national or regional securities exchange, the principal, in terms of volume, Eligible Exchange on which the Issuer Equity Interests are then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Issuer Equity Interests or in any options contracts or futures contracts relating to the Issuer Equity Interests, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Issuer Equity Interests generally occurs on the principal U.S. national or regional securities exchange on which the Issuer Equity Interests are then listed or, if the Issuer Equity Interests are not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Issuer Equity Interests are then traded. If the Issuer Equity Interests are not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2. Persons Deemed Owners.

The Holder of this Note will be treated as the owner of this Note for all purposes.

Section 3. Registered Form.

This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.

Section 4. Amortization Payments; Holder Redemption Payments; Interest; Maturity Date Payment; Prepayment.

(A) Amortization Payment. If the Holder wishes to elect to require the Company to make an Amortization Payment with respect to this Note, the Holder shall deliver to the Company a written notice of any such election (an “Amortization Notice”) at least thirty (30) days prior to the applicable Amortization Date in order to make an effective election. Subject to the provisions of Section 5(C), the Company shall pay the Holder the Amortization Payment by wire transfer of immediately available funds on the applicable Amortization Date. Notwithstanding the foregoing, the Holder may, in its sole discretion, subsequently defer any Amortization Payment (including any prior Deferred Amortization Payment) (or any portion thereof) one or more times prior to the applicable Amortization Date to any subsequent Amortization Date (in which case such deferred Amortization Payment shall become a “Deferred Amortization Payment”), in which case, subject to the provisions of Section 5(C), on the applicable Amortization Date, the Company will pay the Holder an amount in cash equal to such Amortization Payment (including any Deferred Amortization Payment) to be paid on such date. Any Amortization Payment (including any Deferred Amortization Payments) paid pursuant to this Section 4(A) shall reduce the Principal Amount by such paid amount divided by one hundred and five percent (105%). If this Note (or any portion of this Note) is to be paid pursuant to this Section 4(A), then, from and after the date the related Amortization Payment is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

(B) Holder Redemption Payments. If at any time the Holder wishes to elect to require the Company to redeem all or a portion of this Note for a Holder Redemption Payment (including any Deferred Holder Redemption Payments), the Holder shall deliver to the Company a written notice of any such election (a “Holder Redemption Notice”), including the applicable amount of such redemption (together with any Deferred Holder Redemption Payment, the “Holder Redemption Payment”), at least ten (10) Business Days prior to the applicable Holder Redemption Date in order to make an effective election; provided that the applicable Holder Redemption Date shall be no earlier than the second anniversary of the Subsequent Closing Date (as defined in the Securities Purchase Agreement). The Company shall pay the Holder the Holder Redemption Payment by wire transfer of immediately available funds on the applicable Holder Redemption Date; provided, that the Holder shall have the right to convert any Holder Redemption Payment or Deferred Holder Redemption Payment (as defined below) (or any applicable portion thereof) into Issuer Equity Interests pursuant to Section 7 hereof at any time prior to the receipt of the applicable Holder Redemption Payment or Deferred Holder Redemption Payment from the Company. Notwithstanding the foregoing, the Holder may, in its sole discretion, despite such election, subsequently defer any Holder Redemption Payment (including any prior Deferred Holder Redemption Payment) (or any portion thereof) one or more times prior to the applicable Holder Redemption Date to any subsequent Holder Redemption Date (in which case such deferred Holder Redemption Payment shall become a “Deferred Holder Redemption Payment”), in which case, on the applicable Holder Redemption Date, the Company will pay the Holder an amount in cash equal to such Holder Redemption Payment (including any Deferred Holder Redemption Payments) to be paid on such date. Any Holder Redemption Payment (including any Deferred Holder Redemption Payments) paid pursuant to this Section 4(B) shall reduce the Principal Amount by such paid amount divided by one hundred and five percent (105%). If this Note (or any portion of this Note) is to be redeemed pursuant to this Section 4(B), then, from and after the date the related Holder Redemption Payment is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

(C) Interest. Except as provided in Section 10(D), this Note will accrue interest (the “Stated Interest”) at a rate per annum equal to the Stated Interest Rate. Stated Interest on this Note will (i) accrue on the Base Amount of this Note; (ii) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the Issue Date) to, but excluding, the date of payment of such Stated Interest; (iii) be paid to Holder in cash on each Interest Payment Date in accordance with Section 5(A) or in Issuer Equity Interests in accordance with Section 5(B); (iv) be paid to Holder in cash concurrently on any date on which any portion of the outstanding Principal Amount of this Note is reduced or otherwise retired (including, for the avoidance of doubt, a Fundamental Change Repurchase Date, Conversion Settlement Date, an Amortization Date (with respect to the amount of interest then accrued on the portion of the Principal Amount being paid on such date), an Amortization Stock Payment Date (with respect to the amount of interest then accrued on the portion of the Principal Amount being repaid on such date), a Holder Redemption Date (with respect to the amount of interest then accrued on the portion of the Principal Amount being redeemed on such date), a Company Redemption Date or any date that an Event of Default Acceleration Amount or Company Redemption Price is paid by the Company to the Holder) and (v) be computed on the basis of a 360-day year comprised of twelve 30-day months. Notwithstanding the foregoing, the Company may, by giving irrevocable written notice to the Holder at least twenty (20) Trading Days (but no more than twenty five (25) Trading Days) prior to an Interest Payment Date (a “PIK Interest Notice”), elect to pay the Stated Interest for such Interest Payment Date in kind, in which case on such Interest Payment Date the amount of such Stated Interest (calculated at an interest rate of twelve percent (12%) rather than the Stated Interest Rate) shall be added to the Principal Amount then outstanding, and after such Interest Payment Date, Stated Interest will accrue on the Principal Amount as so increased. If the Company fails to timely deliver a written notice to the Holder with respect to any Interest Payment Date, the Company shall be deemed to have waived its right to elect to pay such Stated Interest in kind. For the avoidance of doubt, the Company may not elect to pay Default Interest (defined below) in kind pursuant to this Section 4(C).

(D) Maturity Date Payment. On the Maturity Date, the Company will pay the Holder an amount in cash equal to the then outstanding Principal Amount of this Note plus any accrued and unpaid interest on this Note.

(E) Prepayment. The Company may not prepay the Note without the written consent of the Holder other than pursuant to Section 4(F).

(F) Company Redemption Election.

(i) Upon and following the SPAC Transaction Effective Date, the Company may redeem a portion (not less than the lesser of five million dollars ($5,000,000) and the then outstanding Principal Amount of this Note) or all of the then outstanding Principal Amount of this Note (a “Company Redemption”) on a date to be determined by the Company (any such date a “Company Redemption Date”), for a cash redemption price equal to the Company Redemption Price; provided, that (x) the Company must provide notice of a Company Redemption, which notice shall state the Company Redemption Date and the outstanding Principal Amount of this Note to be redeemed (which for the avoidance of doubt, shall not be less than the lesser of five million dollars ($5,000,000) and the then outstanding Principal Amount of this Note) (“Company Redemption Notice”), at least thirty (30) Trading Days prior to such Company Redemption Date and (y) the Company must have, on or prior to 8:30 a.m., New York City time, on the Trading Day on which such Company Redemption Notice is delivered, publicly disclosed any material, non-public information regarding the Company (including the fact that the Company is redeeming the Note) on a Current Report on Form 8-K or otherwise. The Holder may convert any portion of this Note being redeemed pursuant to a Company Redemption prior to the payment of the Company Redemption Price. The portion of the Company Redemption Price paid pursuant to this Section 4(F)(i) that is applied to reduce the Principal Amount (and not applied to accrued and unpaid interest) shall reduce the Principal Amount by such paid amount divided by one hundred and twenty five percent (125%). For the avoidance of doubt, the Company may effect more than one Company Redemptions in accordance with this Section 4(F).

(ii) If this Note is to be redeemed in full pursuant to this Section 4(F) then, from and after the date the related Company Redemption Price is paid in full, this Note will cease to be outstanding.

(iii) Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Company Redemption pursuant to this Section 4(F) if (x) the Company is in possession of material non-public information or (y) the Equity Conditions are not satisfied on each Trading Day during the period commencing on the date the Company Redemption Notice is delivered to the Holder and ending on, and including the Company Redemption Date (the “Company Redemption Compliance Period”). The Company shall certify in writing (a “Company Redemption Certification”) to the Holder (A) on the date of the Company Redemption Notice, within such notice, that the Equity Conditions were satisfied as of the date of the Company Redemption Notice and (B) on the Company Redemption Date, that the Equity Conditions have continued to have been satisfied on each Trading Day during the remainder of the Company Redemption Compliance Period, unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.

Section 5. Method of Payment; When Payment Date is Not a Business Day.

(A) Method of Payment. The Company will pay all cash amounts due under this Note by wire transfer of immediately available funds to the account of the Holder as set forth in a written notice of an account of such Holder delivered by the Holder to the Company at least one (1) Business Day before the date such amount is due.

(B) Company’s Election to Pay Stated Interest in Cash or Issuer Equity Interests. Upon and following the SPAC Transaction Effective Date, at least twenty (20) Trading Days (but no more than twenty five (25) Trading Days) prior to an Interest Payment Date, the Company, if it desires to elect to make a payment of Stated Interest with respect to such Interest Payment Date entirely or partially, in Issuer Equity Interests, shall deliver to the Holder a written notice of such election stating which portion thereof the Company has elected to pay in Issuer Equity Interests and certifying that the Equity Conditions are satisfied as of such date (a “Stated Interest Stock Payment Notice”) (and such election shall be irrevocable as to such Interest Payment Date). If the Company fails to timely deliver such Stated Interest Stock Payment Notice to the Holder with respect to any Interest Payment Date, the Company shall be deemed to have waived its right to elect to pay such Stated Interest in Issuer Equity Interests. With respect to any Interest Payment Date for which the Company has elected to make a payment of Stated Interest (or any applicable portion thereof) in Issuer Equity Interests in accordance with this Section 5(B), the Company shall issue to the Holder on such Interest Payment Date a number of validly issued, fully paid and Freely Tradable Issuer Equity Interests (the “Interest Payment Shares”) equal to the quotient (rounded up to the closest whole number) obtained by dividing all or any applicable portion of the payment of Stated Interest by ninety percent (90%) of the lower of (A) the Last Reported Sale Price of the Issuer Equity Interests on the Trading Day immediately prior to the Interest Payment Date and (B) the average of the lowest two Daily VWAPs in the ten (10) Trading Day period ending on and including the Trading Day immediately prior to the Interest Payment Date. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any payment of Stated Interest (or any applicable portion thereof) in Issuer Equity Interests if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the date of delivery of the Stated Interest Stock Payment Notice and the applicable Interest Payment Date (and the Company shall certify in writing to the Holder on the applicable Interest Payment Date that the Equity Conditions have continued to have been satisfied during such period), and such payment of Stated Interest (or any applicable portion thereof) shall instead be paid in cash or in kind pursuant to Section 4(C), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion. Notwithstanding the foregoing, the Holder may, with written notice to the Company, elect to deduct a number of Subsequent Closing Shares not exceeding the applicable number of Interest Payment Shares from the Subsequent Closing Share Balance, effective as of such Interest Payment Date, in which case the Company shall deliver any remaining Interest Payment Shares to the Holder on the related Interest Payment Date.

(C) Company’s Election to Pay Amortization Payments in Cash or Issuer Equity Interests.

(i) Subject to Section 5(C)(ii), upon and following the SPAC Transaction Effective Date, at least twenty (20) Trading Days (but no more than twenty five (25) Trading Days) prior to an Amortization Date, the Company, if it desires to elect to make an Amortization Payment with respect to such Amortization Date entirely or partially in Issuer Equity Interests, shall deliver to the Holder a written notice of such election stating which portion thereof the Company has elected to pay in Issuer Equity Interests and certifying that the Equity Conditions are satisfied as of such date (an “Amortization Stock Payment Notice”) (and such election shall be irrevocable as to such Amortization Date, including if such payment is deferred by the Holder pursuant to this Section 5(C)). Unless required to deliver such Amortization Stock Payment Notice pursuant to Section 5(C)(ii) (notwithstanding the expiration of the foregoing delivery window), if the Company fails to timely deliver such Amortization Stock Payment Notice with respect to any Amortization Date, the Company shall be deemed to have waived its right to elect to pay such Amortization Payment in Issuer Equity Interests.

(ii) If, on any date during the Amortization Notice Period, the Amortization Conversion Price calculated assuming such date were an Amortization Stock Payment Date would have been equal to or greater than the Amortization Conversion Price Floor, the Holder shall have the right, exercisable in its sole discretion by delivery of written notice to the Company on any day prior to the related Amortization Date (such notice, a “Holder Amortization Funding Notice”), to (a) if the Company has not delivered an Amortization Stock Payment Notice with respect to the related Amortization Date, require the Company to deliver an Amortization Stock Payment Notice for such Amortization Payment at least one Business Day following the delivery of the Holder Amortization Funding Notice, in which case the Company shall issue Issuer Equity Interests to the Holder in accordance with Section 5(C)(iv) and (b) if the Company has timely delivered an Amortization Stock Payment Notice with respect to the related Amortization Date, require the Company to instead pay such Amortization Payment in cash within one (1) Business Day following delivery of the Holder Amortization Funding Notice. Any cash payments due pursuant to Section 5(C)(ii)(b) shall be made first from funds available in the Controlled Cash Account, with the exception of an amount equal to the Legal Reimbursement (as defined in the Securities Purchase Agreement) which shall not be paid from the Controlled Cash Account.

(iii) Upon the earlier to occur of (a) the receipt by the Holder of any Amortization Stock Payment Notice and (b) the receipt by the Company of any Holder Amortization Funding Notice, the Holder shall have the right, exercisable in its sole discretion by delivery of written notice to the Company (an “Amortization Acceleration Notice”), to accelerate all or any portion of the remaining Amortization Payments (including any Deferred Amortization Payments) due under this Note as specified by the Holder in such notice (such Amortization Payments, the “Accelerated Amortization Payments”), in which case the Company shall issue Issuer Equity Interests to the Holder in accordance with Section 5(C)(iv).

(iv) With respect to any Amortization Date for which the Company is required to make an Amortization Payment (or any applicable portion thereof) in Issuer Equity Interests pursuant to this Section 5(C), (a) the Holder shall have the right to (x) convert all or any portion of such Amortization Payment (including any Accelerated Amortization Payments or Deferred Amortization Payments) into Issuer Equity Interests pursuant to Section 7 hereof at any time following the earlier to occur of (1) the receipt by the Holder of the Amortization Stock Payment Notice and (2) the receipt by the Company of the Holder Amortization Funding Notice, in each case up until the Scheduled Trading Day immediately before the related Amortization Date, (y) allocate all or any portion of any applicable Amortization Payment (including any Accelerated Amortization Payments or Deferred Amortization Payments) to any Scheduled Trading Day (any such date, an “Amortization Stock Payment Date”) during the period beginning on, and including, the applicable Amortization Date and ending on, and including, the Scheduled Trading Day immediately before the subsequent Amortization Date (the “Amortization Stock Payment Period”), or (z) defer all or any portion of such Amortization Payment (including any Accelerated Amortization Payment or Deferred Amortization Payment) to any future Amortization Date selected by the Holder (in which case such amount shall be a Deferred Amortization Payment); and (b) subject to Section 5(C)(ii)(b), the Company shall issue to the Holder a number of validly issued, fully paid and Freely Tradable Issuer Equity Interests equal to the quotient (rounded up to the closest whole number) obtained by dividing all or any applicable portion of such Amortization Payment (including any Accelerated Amortization Payment or Deferred Amortization Payment) by the Amortization Conversion Price. Any portion of an Amortization Payment (or any Accelerated Amortization Payment) or Deferred Amortization Payment not paid in Issuer Equity Interests because the Holder did not allocate all or any portion of such Amortization Payment (including any Accelerated Amortization Payment) or Deferred Amortization Payment to a Scheduled Trading Day during the applicable Amortization Stock Payment Period or did not otherwise require the Company to pay such Amortization Payment in cash pursuant to Section 5(C)(ii)(b) will be automatically deferred to the next Amortization Date. The Holder must provide notice to the Company of its election of any Amortization Stock Payment Date and the applicable portion of the Amortization Payment or Deferred Amortization Payment it is electing to receive on each such Amortization Stock Payment Date no later than 4:30 p.m. New York City time on such Amortization Stock Payment Date. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Amortization Payment (including any Accelerated Amortization Payment) or Deferred Amortization Payment (or any applicable portion thereof) in Issuer Equity Interests if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between (1) the date of the earlier to occur of the delivery by the Company of the Amortization Stock Payment Notice and the delivery by the Holder of the Holder Amortization Funding Notice and (2) the applicable Amortization Stock Payment Delivery Date (as defined below) (and the Company shall certify in writing to the Holder on the applicable Amortization Stock Payment Delivery Date that the Equity Conditions have continued to have been satisfied during such period), and such Amortization Payment (including any Accelerated Amortization Payment) or Deferred Amortization Payment (or any applicable portion thereof) shall instead be paid in cash, within one Business Day following such VWAP Trading Day for which the Company was unable to satisfy the Equity Conditions, in accordance with Section 5(A), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion. The Company shall not pay any portion of any Amortization Payment (or Accelerated Amortization Payment) or Deferred Amortization Payment in Issuer Equity Interests on any day that the Holder has not allocated as an Amortization Stock Payment Date. Any such Issuer Equity Interests (the “Amortization Payment Shares”) will be delivered by the Company to the Holder on or before the first (1st) Business Day following the applicable Amortization Stock Payment Date (such delivery date, an “Amortization Stock Payment Delivery Date”).

(v) Notwithstanding the foregoing, in lieu of requiring the Company to deliver Issuer Equity Interests on any Amortization Stock Payment Delivery Date, the Holder may, with written notice to the Company, elect to deduct a number of Subsequent Closing Shares not exceeding the applicable number of Amortization Payment Shares from the Subsequent Closing Share Balance, effective as of such Amortization Stock Payment Date, in which case the Company shall deliver any remaining Amortization Payment Shares to the Holder on the related Amortization Stock Payment Delivery Date.

(D) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.

(E) Event of Default Issuer Equity Interest Payments. If an Event of Default occurs and the Company fails to pay the Event of Default Acceleration Amount when due in accordance with this Note, then the Holder may elect to receive such unpaid portion of the Event of Default Acceleration Amount, entirely or partially, in Issuer Equity Interests (an “Event of Default Equity Payment”), and shall deliver to the Company a written notice of such election stating which portion thereof the Holder has elected to receive in Issuer Equity Interests (an “Event of Default Equity Payment Notice”). On or before the first (1st) Business Day following the date of delivery of any Event of Default Equity Payment Notice hereunder (the “Event of Default Equity Payment Delivery Date”), the Company shall issue and deliver to the Holder, a number of validly issued, fully paid and Freely Tradable Issuer Equity Interests (the “Event of Default Equity Payment Shares”) equal to the quotient (rounded up to the closest whole number) obtained by dividing the Event of Default Acceleration Amount (or applicable portion thereof) by the Market Equity Payment Price as of the date of delivery of the Event of Default Equity Payment Notice; provided, that, if the Company fails to timely issue and deliver to the Holder such Issuer Equity Interests, then the Holder may revoke its election to receive Issuer Equity Interests and elect to receive such Event of Default Acceleration Amount (or any portion thereof) in cash at any time prior to delivery of such Issuer Equity Interests. Any portion of the Event of Default Acceleration Amount not paid in Issuer Equity Interests because the Holder did not elect, or effectively revoked its election, to receive Issuer Equity Interests for such Event of Default Acceleration Amount (or applicable portion thereof) will be paid in cash; provided, that the Holder may deliver multiple Event of Default Equity Payment Notices in accordance with this Section 5(E) to the extent that any portion of the Event of Default Acceleration Amount remains unpaid when due in accordance with this Note. Notwithstanding the foregoing, in lieu of requiring the Company to deliver Issuer Equity Interests on any Event of Default Equity Payment Delivery Date, the Holder may, with written notice to the Company, elect to deduct a number of Subsequent Closing Shares not exceeding the applicable number of Event of Default Equity Payment Shares from the Subsequent Closing Share Balance, effective as of such Event of Default Equity Payment Delivery Date, in which case the Company shall deliver any remaining Event of Default Equity Payment Shares to the Holder on the related Event of Default Equity Payment Delivery Date.

(F) Stock Exchange Limitations. Notwithstanding anything to the contrary in this Note, in no event will the number of Issuer Equity Interests issuable upon conversion or otherwise pursuant to this Note and any Other Notes, including (for the avoidance of doubt) any portion constituting an Amortization Payment or payment of Stated Interest, exceed in the aggregate a number of Issuer Equity Interests equal to one Issuer Equity Interest less than twenty percent (20%) of the outstanding Issuer Equity Interests of the SPAC immediately following the consummation of the SPAC Transaction. If any one or more Issuer Equity Interests are not delivered as a result of the operation of the preceding sentence (such Issuer Equity Interests, the “Withheld Shares”), then (1) on the date such Issuer Equity Interests are issuable hereunder (after giving effect to any limitations imposed under Section 7(I), the Company will pay to the Holder, in addition to the Conversion Consideration otherwise due upon such conversion or shares otherwise due to the Holder hereunder, cash in an amount equal to the product of (x) the number of such Withheld Shares; and (y) the Daily VWAP per each such Issuer Equity Interest on the applicable Equity Interest Payment Determination Date; and (2) to the extent the Holder purchases (in an open market transaction or otherwise) Issuer Equity Interests to deliver in settlement of a sale by the Holder of such Withheld Shares, the Company will reimburse the Holder for (x) any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection with such purchases and (y) the excess, if any, of (A) the aggregate purchase price of such purchases over (B) the product of (I) the number of such Withheld Shares purchased by the Holder; and (II) the Daily VWAP per such Issuer Equity Interest on the applicable Equity Interest Payment Determination Date.

Section 6. Required Repurchase of Note upon a Fundamental Change.

(A) Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.

(C) Fundamental Change Notice. No later than the tenth (10th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the “Fundamental Change Notice”) thereof (provided, however, in no event shall such notice be required prior to the actual public announcement of such Fundamental Change), stating the expected date such Fundamental Change will occur. No later than the fifth (5th) Business Day after the date of delivery of the Fundamental Change Notice, the Holder shall notify the Company in writing whether it will require the Company to repurchase this Note and specify the Fundamental Change Repurchase Date.

(D) Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

Section 7. Conversion.

(A) Right to Convert.

(i) Generally. Subject to the provisions of this Section 7, upon and following the SPAC Transaction Effective Date, the Holder may, at its option, convert this Note, including any portion constituting an Amortization Payment or a Holder Redemption Payment, into Conversion Consideration.

(ii) Conversions in Part. Subject to the terms of this Section 7, upon and following the SPAC Transaction Effective Date, this Note may be converted in part, but only in an Authorized Denomination. Provisions of this Section 7 applying to the conversion of this Note in whole will equally apply to conversions of any permitted portion of this Note.

(B) When this Note May Be Converted.

(i) Generally. Upon and following the SPAC Transaction Effective Date, the Holder may convert this Note immediately at any time until the Close of Business on the first (1st) Scheduled Trading Day (or, if later, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for the Issuer Equity Interests)) on which the Issuer Equity Interests are traded immediately before the Maturity Date. For the avoidance of doubt, the Holder’s right to convert this Note shall not be impacted by a prior notice or election to defer any Amortization Payment delivered pursuant to Section 4(A) hereof or Holder Redemption Payment delivered by the Holder pursuant to Section 4(B) hereof.

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Section 7, if this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date; provided, that the limitations contained in this Section 7(B)(ii) shall no longer apply to this Note (or such applicable portion) if the applicable Fundamental Change Repurchase Price is not delivered on the Fundamental Change Repurchase Date in accordance with Section 6.

(C) Conversion Procedures.

(i) Generally. To convert this Note, the Holder must complete, sign and deliver to the Company the conversion notice attached to this Note on Exhibit A or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable) (a “Holder Conversion Notice”). For the avoidance of doubt, the Holder Conversion Notice may be delivered by e-mail in accordance with Section 13. If the Company fails to deliver, by the related Conversion Settlement Date, any Issuer Equity Interests forming part of the Conversion Consideration of the conversion of this Note, the Holder, by notice to the Company, may rescind all or any portion of the corresponding Holder Conversion Notice at any time until such Undelivered Equity Interests are delivered.

(ii) Holder of Record of Conversion Consideration. The person in whose name any Issuer Equity Interests are issuable pursuant to this Note will be deemed to become the holder of record of such Issuer Equity Interests as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares; provided, that the Holder shall be deemed to have waived any voting rights of any such Issuer Equity Interests issued to the Holder that may arise during the period commencing on such Conversion Date, through, and including, such applicable Conversion Settlement Date, as necessary, such that the aggregate voting rights of any Issuer Equity Interests (including such Issuer Equity Interests issued to the Holder) beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such record date shall not exceed the Maximum Percentage as a result of any such conversion of this Note.

(iii) Taxes and Duties. If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issuance of any Issuer Equity Interests upon such conversion.

(D) Settlement upon Conversion.

(i) Generally. The consideration (the “Conversion Consideration”) due in respect of each one thousand dollars ($1,000) Principal Amount of this Note, including any portion constituting an Amortization Payment or Holder Redemption Payment required to be paid by the Company on the next Amortization Date or Holder Redemption Date (as applicable), or any outstanding Accelerated Amortization Payment, Deferred Amortization Payment or Deferred Holder Redemption Payment, to be converted will consist of the following:

(1) subject to Section 7(D)(ii), a number of Issuer Equity Interests equal to the Conversion Rate in effect on the Conversion Date for such conversion; and

(2) cash in an amount equal to the aggregate accrued and unpaid interest on this Note to, but excluding, the Conversion Settlement Date for such conversion, provided that, if, prior to the related Conversion Settlement Date, the Company provides the Holder with a timely PIK Interest Notice pursuant to Section 4(C) or Stated Interest Stock Payment Notice pursuant to Section 5(B) with respect to the Interest Payment Date immediately following the related Conversion Settlement Date, such accrued and unpaid interest on this Note shall be paid in kind or in Issuer Equity Interests (as applicable) in accordance with the applicable notice.

(ii) Fractional Shares. The total number of Issuer Equity Interests due in respect of any conversion of this Note pursuant to this Section 7, including any portion constituting an Amortization Payment or Holder Redemption Payment required to be paid by the Company on the next Amortization Date or Holder Redemption Date (as applicable) or any outstanding Accelerated Amortization Payment, Deferred Amortization Payment or Deferred Holder Redemption Payment, will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; provided, however, that if such number of Issuer Equity Interests is not a whole number, then such number will be rounded up to the nearest whole number.

(iii) Delivery of the Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note, including any portion constituting an Amortization Payment or Holder Redemption Payment required to be paid by the Company on the next Amortization Date or Holder Redemption Date (as applicable) or any outstanding Accelerated Amortization Payment, Deferred Amortization Payment or Deferred Holder Redemption Payment, to the Holder on or before the first (1st) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for the Issuer Equity Interests) on which the Issuer Equity Interests are traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”). Notwithstanding the foregoing, the Holder may, with written notice to the Company, elect to deduct a number of Subsequent Closing Shares not exceeding the applicable number of Issuer Equity Interests comprising the Conversion Consideration from the Subsequent Closing Share Balance, effective as of such Conversion Date, in which case the Company shall deliver any remaining Issuer Equity Interests comprising such Conversion Consideration to the Holder on the related Conversion Settlement Date.

(iv) Company Failure to Timely Deliver Equity Payments. If (x) the Company shall fail for any reason or for no reason on or prior to the applicable Conversion Settlement Date to deliver Issuer Equity Interests in accordance with Section 5(B), Section 5(C), Section 5(E) or Section 7(C) (such Issuer Equity Interests to which Holder is entitled referred to as the “Undelivered Equity Interests”); and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Undelivered Equity Interests) purchases any Issuer Equity Interests (whether in the open market or otherwise) to cover any such Undelivered Equity Interests (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either:

(1) pay, on or before the first (1st) Business Day after the date such notice is delivered (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for the Issuer Equity Interests) on which the Issuer Equity Interests are traded), cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs, including, for the avoidance of doubt, the reasonable and documented fees and expenses of counsel in connection with such purchase) incurred to purchase such Issuer Equity Interests (such aggregate purchase price, the “Covering Price”); or

(2) promptly deliver to the Holder such Undelivered Equity Interests in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Undelivered Equity Interests; and (y) the Daily VWAP per Issuer Equity Interest on the Trading Day immediately prior to the relevant Conversion Settlement Date.

To exercise such right, the Holder must deliver notice of such exercise to the Company, specifying whether the Holder has elected clause (1) or (2) above to apply. If the Holder has elected clause (1) to apply, then the Company’s obligation to deliver the Undelivered Equity Interests in accordance with this Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (1). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Issuer Equity Interests as required pursuant to the terms hereof. If the Company fails for any reason to deliver Issuer Equity Interests to the Holder by the applicable Conversion Settlement Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) of Undelivered Equity Interests (based on the greater of the Daily VWAP on the applicable Conversion Settlement Date or the Conversion Price), ten dollars ($10) per Trading Day (increasing to twenty dollars ($20) per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after the Conversion Settlement Date until the cash amount set forth in Section 7(D)(iv)(1) is paid to the Holder or the Issuer Equity Interests are delivered to the Holder pursuant to Section 7(D)(iv)(2).

(v) Effect of Conversion. If this Note is converted in full, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, this Note will cease to be outstanding and all interest will cease to accrue on this Note.

(E) Status of Issuer Equity Interests Issued upon Conversion.

(i) Status of Conversion Consideration; Listing. Each Issuer Equity Interest delivered pursuant to this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Issuer Equity Interests are then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Issuer Equity Interest issued pursuant to this Note, when delivered, to be admitted for listing on such exchange or quotation on such system. Issuer Equity Interests issued pursuant to this Note will be issued in the form of book-entries at the facilities of DTC.

(ii) Transferability of Conversion Consideration. Any Issuer Equity Interests issued pursuant to this Note will be identified therein by an “unrestricted” CUSIP number.

(F) Adjustments to the Conversion Rate.

(i) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If the Company issues solely Issuer Equity Interests as a dividend or distribution on all or substantially all Issuer Equity Interests, or if the Company effects a stock split or a stock combination of the Issuer Equity Interests (in each case excluding an issuance solely pursuant to an Equity Change Event, as to which Section 7(H) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0	=	the number of Issuer Equity Interests outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of Issuer Equity Interests outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 7(F)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Directors determine not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Issuer Equity Interests, rights, Options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Sections 7(F)(i)(3)(a) and 7(F)(viii) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase Issuer Equity Interests at a price per Issuer Equity Interest that is less than the average Last Reported Sale Price per Issuer Equity Interest during the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased (and for the avoidance of doubt shall never be decreased) based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of Issuer Equity Interests outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of Issuer Equity Interests issuable pursuant to such rights, Options or warrants; and

Y	=	a number of Issuer Equity Interests obtained by dividing (x) the aggregate price payable to exercise such rights, Options or warrants by (y) the average Last Reported Sale Price per Issuer Equity Interest during the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

For purposes of this Section 7(F)(i)(2), in determining whether any rights, Options or warrants entitle holders of Issuer Equity Interests to subscribe for or purchase Issuer Equity Interests at a price per share that is less than the average Last Reported Sale Price per Issuer Equity Interest during the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, Options or warrants is announced, and in determining the aggregate price payable to exercise such rights, Options or warrants, there will be taken into account any consideration the Company receives for such rights, Options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Directors in good faith.

(3) Spin-Offs and Other Distributed Property.

(a) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, Options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of Issuer Equity Interests, excluding:

(v) dividends, distributions, rights, Options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 7(F)(i)(1) or Section 7(F)(i)(2);

(w) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 7(F)(i)(4);

(x) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 7(F)(viii);

(y) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 7(F)(i)(3)(b); and

(z) a distribution solely pursuant to an Equity Change Event, as to which Section 7(H) will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average Last Reported Sale Price per Issuer Equity Interest during the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Directors in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, Options or warrants distributed per Issuer Equity Interest pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by this Holder on the record date for such distribution, at the same time and on the same terms as holders of Issuer Equity Interests, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, Options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of Issuer Equity Interests equal to the Conversion Rate in effect on such record date.

(b) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of Issuer Equity Interests (other than solely pursuant to an Equity Change Event, as to which Section 7(H) will apply) and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Issuer Equity Interests in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per Issuer Equity Interest in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per Issuer Equity Interest for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 7(F)(i)(3)(b) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the first (1st) Business Day after the last day of the Spin-Off Valuation Period (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for the Issuer Equity Interests) on which the Issuer Equity Interests are traded).

(4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Issuer Equity Interests, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per Issuer Equity Interest on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per Issuer Equity Interest in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by the Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Issuer Equity Interests, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of Issuer Equity Interests equal to the Conversion Rate in effect on such record date.

(5) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Issuer Equity Interests (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Directors in good faith) of the cash and other consideration paid per Issuer Equity Interest in such tender or exchange offer exceeds the Last Reported Sale Price per Issuer Equity Interest on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

AC	=	the aggregate value (determined as of the Expiration Time by the Directors in good faith) of all cash and other consideration paid for Issuer Equity Interests purchased or exchanged in such tender or exchange offer;

OS0	=	the number of Issuer Equity Interests outstanding immediately before the Expiration Time (including all Issuer Equity Interests accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Issuer Equity Interests outstanding immediately after the Expiration Time (excluding all Issuer Equity Interests accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per Issuer Equity Interests over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 7(F)(i)(5), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 7(F)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the first (1st) Business Day after the last day of the Tender/Exchange Offer Valuation Period (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for the Issuer Equity Interests) on which the Issuer Equity Interests are traded).

(ii) Adjustments to the Conversion Rate in Connection with Certain Equity Issuances.

(1) Adjustment Upon Issuance of Shares of Issuer Equity Interests. If at any time after the date of the Securities Purchase Agreement the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 7(F)(ii) is deemed to have granted, issued or sold, any Issuer Equity Interests (including the issuance or sale of Issuer Equity Interests owned or held by or for the account of the Company) excluding Exempt Issuances (as defined below) for a consideration per Issuer Equity Interest (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Rate will be increased to an amount equal to (x) $1,000 divided by (y) such New Issuance Price; provided, that if such amount is less than the Conversion Rate prior to such adjustment, the Conversion Rate shall not be changed. “Exempt Issuance” means (A) the issuance of McKinley Options (as defined in the Securities Purchase Agreement) or McKinley Convertible Securities (as defined in the Securities Purchase Agreement) issued under any Approved Stock Plan (as defined in the Securities Purchase Agreement), so long as (i) the aggregate number of shares issued and issuable pursuant thereto does not exceed five percent (5%) of the shares of Issuer Equity Interests issued and outstanding immediately prior to the date hereof and (ii) the exercise price of any such McKinley Options is not lowered and the conversion price of any such McKinley Convertible Securities is not lowered, none of such McKinley Options or McKinley Convertible Securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options or convertible securities are otherwise materially changed in any manner that adversely affects the Holder (including any extension of the term thereof), (B) the issuances of Underlying Shares (as defined in the Securities Purchase Agreement), (C) the issuance of Issuer Equity Interests in satisfaction of any Amortization Payment in accordance with Section 5(C) for which the Company has elected to reduce the applicable Amortization Conversion Price Floor in accordance with the definition thereof, (D) the issuance of Issuer Equity Interests issuable upon the conversion, exercise or exchange of Convertible Securities outstanding as of the Issue Date; provided that the terms of such Convertible Securities have not been amended or modified (w) to reduce the exercise price, conversion price, or exchange price, (x) to increase the number of Issuer Equity Interests issuable upon exercise, conversion or exchange thereof, (y) to extend the term or expiration date thereof or (z) otherwise in any manner that adversely affects the Holder, or (E) the issuance of Issuer Equity Interests as consideration for the acquisition or license of any business or asset by Space-Eyes or the SPAC (as applicable) or any of its Subsidiaries, provided that (i) such transaction is approved by a majority of the disinterested directors of Space-Eyes or the SPAC (as applicable), and (ii) such transaction is not effected by Space-Eyes or the SPAC (as applicable) primarily for the purpose of raising capital, or (F) the issuance of Spaceport Bonds issued by the Company to finance qualified spaceport facilities of the applicable Project Financing Subsidiary. For the avoidance of doubt, the “New Issuance Price” with respect to shares of Common Stock issued by the Company before the consummation of the Merger shall be adjusted to give effect to any conversion of such shares of Common Stock into shares of Common Stock of McKinley in connection with the Merger. Notwithstanding the foregoing, no adjustments shall be made pursuant to this Section 7(F)(ii) in connection with a Permitted Pre-DeSPAC Financing only to the extent the Permitted Pre-DeSPAC Financing results in a New Issuance Price greater than seventy five percent (75%) of the Applicable Price.

(1) For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Rate and the New Issuance Price under this Section 7(F)(ii)) the following shall be applicable:

(a) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per Issuer Equity Interest for which one Issuer Equity Interest is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Issuer Equity Interest shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(F)(ii)(1)(a), the “lowest price per Issuer Equity Interest for which one Issuer Equity Interest is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Issuer Equity Interest upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one Issuer Equity Interest is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Rate shall be made upon the actual issuance of such Issuer Equity Interests or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such Issuer Equity Interests upon conversion, exercise or exchange of such Convertible Securities.

(b) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per Issuer Equity Interest for which one Issuer Equity Interest is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Issuer Equity Interest shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For purposes of this Section 7(F)(ii)(1)(b), the “lowest price per Issuer Equity Interest for which one Issuer Equity Interest is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any Issuer Equity Interest upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one Issuer Equity Interest is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Rate shall be made upon the actual issuance of such Issuer Equity Interests upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which an adjustment of the Conversion Rate has been or is to be made pursuant to other provisions of this Section 7(F)(ii), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(c) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Issuer Equity Interests increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with a stock split or combination of the type set forth in Section 7(F)(i)(1)) (any such increases or decreases referred to herein as the “Modified Option/Convertible Security Terms”), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such Modified Option/Convertible Security Terms at the time such Options or Convertible Securities were initially granted, issued or sold. For purposes of this Section 7(F)(ii)(1)(c), if the terms of any Option or Convertible Security that was outstanding as of the date of the Securities Purchase Agreement are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Issuer Equity Interests deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(F)(ii)(1)(c) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(d) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per Issuer Equity Interest with respect to such Primary Security shall be deemed to be the lower of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per Issuer Equity Interest for which one Issuer Equity Interest is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 7(F)(ii)(1)(a) or Section 7(F)(ii)(1)(b) above and (z) the lowest Daily VWAP of the Issuer Equity Interests on any Trading Day during the five (5) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such five (5) Trading Day period and if this Note is converted, on any given Conversion Date during any such Adjustment Period, solely with respect to such portion of this Note converted on such applicable Conversion Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Conversion Date). If any Issuer Equity Interests, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any Issuer Equity Interests, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the Daily VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Issuer Equity Interest, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity (other than, for the avoidance of doubt, the SPAC Transaction), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Issuer Equity Interests, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(2) Holder’s Right of Alternative Conversion Price Following Issuance of Certain Options or Convertible Securities. In addition to and not in limitation of the other provisions of this Section 7(F)(ii), if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Equity, Options or Convertible Securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Equity at a price which varies or may vary with the market price of the shares of Common Equity, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder may, for any conversion of this Note pursuant to Section 7(A), elect in its sole discretion to substitute $1,000 divided by the applicable Variable Price for the Conversion Rate applicable to such conversion of this Note by designating such election in the applicable Holder Conversion Notice delivered in connection with such conversion of this Note. The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note.

(3) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7(F)(ii) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Directors shall in good faith determine and implement an appropriate adjustment to the Conversion Rate so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 7(F)(ii)(3) will decrease the Conversion Rate; provided, further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(iii) Holder’s Right of Alternative Conversion Price Pursuant to Section 7(F)(i) or Section 7(F)(ii). In the event of any conflict between the terms of Section 7(F)(i) or Section 7(F)(ii) with regard to any adjustment to the Conversion Price hereunder, the Holder may, in its sole discretion, determine whether Section 7(F)(i) or Section 7(F)(ii) controls.

(iv) No Adjustments in Certain Cases.

(1) Where the Holder Participates in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 7(F)(i), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 7(F)(i) (other than a stock split or combination of the type set forth in Section 7(F)(i)(1) or a tender or exchange offer of the type set forth in Section 7(F)(i)(5)) if the Holder participates, at the same time and on the same terms as holders of Issuer Equity Interests, and solely by virtue of being the Holder of this Note, in such transaction or event without having to convert this Note and as if the Holder held a number of Issuer Equity Interests equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate Principal Amount (expressed in thousands) of this Note held by this Holder on such date.

(2) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 7(F) and Section 7(H). Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(a) except as otherwise provided in Section 7(F), the sale of Issuer Equity Interests for a purchase price that is less than the market price per Issuer Equity Interest or less than the Conversion Price;

(b) the issuance of any Issuer Equity Interests pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Issuer Equity Interests under any such plan;

(c) the issuance of any Issuer Equity Interests, restricted securities or options or rights to purchase Issuer Equity Interests pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(d) the issuance of any Issuer Equity Interests pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date (other than an adjustment pursuant to Section 7(F)(i)(3)(a) in connection with the separation of rights under the Company’s stockholder rights plan existing, if any, as of the Issue Date);

(e) repurchases of Issuer Equity Interests, including structured or derivative transactions, that are not pursuant to a tender offer as contemplated by Section 7(F)(i)(5);

(f) solely a change in the par value of the Issuer Equity Interests; or

(g) accrued and unpaid interest on this Note.

(v) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Note, if:

(1) this Note is to be converted;

(2) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 7(F)(i) or Section 7(F)(ii) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(3) the Conversion Consideration due upon such conversion includes any whole Issuer Equity Interests; and

(4) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the first (1st) Business Day after such first date (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for the Issuer Equity Interests) on which the Issuer Equity Interests are traded).

(vi) Conversion Rate Adjustments where the Converting Holder Participates in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Note, if:

(1) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 7(F)(i);

(2) a Note is to be converted;

(3) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(4) the Conversion Consideration due upon such conversion includes any whole Issuer Equity Interests based on a Conversion Rate that is adjusted for such dividend or distribution; and

(5) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 7(C)(ii)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the Issuer Equity Interests issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such Issuer Equity Interests had such shares been entitled to participate in such dividend or distribution.

(vii) Stockholder Rights Plans. If any Issuer Equity Interests are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Note upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from Issuer Equity Interests at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 7(F)(i)(3)(a) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of Issuer Equity Interests, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

(viii) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 7(F)(i), Section 7(F)(ii) or Section 7(H) to an amount that would result in the Conversion Price per Issuer Equity Interest being less than the par value per Issuer Equity Interest.

(ix) Equitable Adjustments to Prices. Whenever any provision of this Note requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 7(F)(i) or Section 7(F)(ii) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(x) Calculation of Number of Outstanding Issuer Equity Interests. For purposes of this Section 7(F), the number of Issuer Equity Interests outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of Issuer Equity Interests; and (ii) exclude Issuer Equity Interests held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on Issuer Equity Interests held in its treasury).

(xi) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of an Issuer Equity Interest (with 5/100,000ths rounded upward).

(xii) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 7(F)(i) or Section 7(F)(ii), the Company will promptly send notice to the Holder containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

(G) Voluntary Adjustments.

(i) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate on any portion of this Note for any period of time by any amount if (i) the Directors determine in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Issuer Equity Interests or rights to purchase Issuer Equity Interests as a result of any dividend or distribution of Issuer Equity Interests (or rights to acquire Issuer Equity Interests) or any similar event, (ii) such increase is irrevocable during such period and (iii) the Required Holders provide their prior written consent to any such adjustment. The Company and the Holder agree that any such voluntary adjustment to the Conversion Rate and any conversion of any portion of the Note based upon any such voluntary adjustment shall not constitute material non-public information with respect to the Company.

(ii) Notice of Voluntary Increases. If the Company’s Directors determine to increase the Conversion Rate pursuant to Section 7(G)(i), then, no later than the first Business Day following such determination, the Company will send notice to the Holder of such increase, the amount thereof and the period during which such increase will be in effect.

(H) Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Issuer Equity Interests (other than (x) changes solely resulting from a subdivision or combination of Issuer Equity Interests, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, in each case, as a result of such occurrence, the Issuer Equity Interests are converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Equity Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Issuer Equity Interest would be entitled to receive on account of such Equity Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note, at the effective time of such Equity Change Event, (x) the Conversion Consideration due pursuant to any Note will be determined in the same manner as if each reference to any number of Issuer Equity Interests in this Section 7 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of Section 7(A), each reference to any number of Issuer Equity Interests in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “Issuer Equity Interest” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Issuer Equity Interest, by the holders of Issuer Equity Interests. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective date of such Equity Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Equity Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 7(H); (y) provides for subsequent adjustments to the Conversion Rate pursuant to Section 7(F) or Section 7(G) in a manner consistent with this Section 7(H); and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 7(H). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder. Notwithstanding the foregoing, the SPAC Transaction shall not be deemed to be an Equity Change Event.

(ii) Notice of Equity Change Events. As soon as practicable after learning the anticipated or actual effective date of any Equity Change Event, the Company will provide written notice to the Holder of such Equity Change Event, including a brief description of such Equity Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.

(iii) Compliance Covenant. The Company will not become a party to any Equity Change Event unless its terms are consistent with this Section 7(H).

(I) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, or otherwise issue Issuer Equity Interests pursuant to this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion or issuance shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or issuance, the Holder together with the other Attribution Parties collectively would beneficially own in the aggregate in excess of 9.99% (the “Maximum Percentage”) of the number of Issuer Equity Interests outstanding immediately after giving effect to such conversion or issuance. For purposes of the foregoing sentence, the aggregate number of Issuer Equity Interests beneficially owned by the Holder and the other Attribution Parties shall include the number of Issuer Equity Interests held by the Holder and all other Attribution Parties plus the number of Issuer Equity Interests issuable upon conversion of, or otherwise pursuant to, this Note with respect to which the determination of such sentence is being made, but shall exclude the number of Issuer Equity Interests which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(I). For purposes of this Section 7(I), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding Issuer Equity Interests the Holder may acquire in connection with this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Issuer Equity Interests as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of Issuer Equity Interests outstanding (the “Reported Outstanding Interest Number”). If the Company receives a notice from the Holder related to the conversion of this Note or any issuance of Issuer Equity Interests in connection with this Note at a time when the actual number of outstanding Issuer Equity Interests are less than the Reported Outstanding Interest Number, the Company shall promptly notify the Holder in writing of the number of Issuer Equity Interests then outstanding and, to the extent that such conversion or issuance of Issuer Equity Interests would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 7(I), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Issuer Equity Interests to be issued pursuant to such notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of Issuer Equity Interests then outstanding. In any case, the number of outstanding Issuer Equity Interests shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Interest Number was reported. In the event that the issuance of Issuer Equity Interests to the Holder upon conversion of, or otherwise pursuant to, this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Issuer Equity Interests (as determined under Section 13(d) of the Exchange Act), the number of Issuer Equity Interests so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Units”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Units. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any Other Holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the Issuer Equity Interests issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note or receive shares pursuant to this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(I) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(I) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

Section 8. Affirmative and Negative Covenants.

(A) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(B) Corporate Existence. Subject to Section 9, the Company will cause to be preserved and kept in full force and effect:

(i) its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and

(ii) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company need not preserve or keep in full force and effect any such rights (charter and statutory), license or franchise or existence of any of its Subsidiaries if the Company’s Directors determine in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder.

(C) Ranking. All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured indebtedness of the Company and its Subsidiaries to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.

(D) Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness except by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion or (c) amend or modify any documents or notes evidencing any Indebtedness in a manner that would be adverse to the Holders. The Company shall not and shall not permit any Subsidiary to incur any Indebtedness that would cause a breach or Default under the Notes or prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including without limitation, the payment of interest and principal thereon.

(E) Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, permit or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

(F) Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; provided that the Company may not make any Investment (including a Permitted Investment) or permit any of its Subsidiaries to make any Investment (including a Permitted Investment) if (i) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii) or Section 10(A)(xv).

(G) Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Directors; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that, a Subsidiary of the Company may pay dividends or make distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company, (c) lend money to any employees, officers or directors (except as permitted under clause (F) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of one hundred thousand dollars ($100,000) in the aggregate, (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of one hundred thousand dollars ($100,000) in the aggregate. If there are dividends or distributions made by the Company or any Subsidiary (other than a Subsidiary of the Company paying dividends or making distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company the assets of which are subject to a Lien in favor of the Holder pursuant to the Security Agreements) following the SPAC Transaction Effective Date, within one (1) Business Day following the date on which the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, the Company will provide the Holder with a written notice setting forth the aggregate amount of dividends or distributions made by the Company or any Subsidiary pursuant to this Section 8(G) for the period covered by such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. Notwithstanding anything herein to the contrary, the Company shall not, and shall not allow any Subsidiary to, declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest if (A) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (B) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii) or Section 10(A)(xv), other than a Subsidiary of the Company paying dividends or making distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company, the assets of which are subject to a Lien in favor of the Holder pursuant to the Security Agreements.

(H) Intended Tax Treatment. The Company and the Holders intend that (i) the Notes will be treated as equity (and not debt) for U.S. federal income tax purposes, and as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”)(the “Intended Tax Treatment”), (ii) any conversion of the Notes will be treated for U.S. federal income tax purposes as a tax-free exchange into the shares, except solely to the extent specifically provided in Treasury Regulations section 1.305-7; and (iii) any redemption or repayment of the Notes would be treated as a sale or exchange (and not as a distribution) for U.S. federal income tax purposes. The Company shall, and shall cause any of its agents, report consistently with, and take no positions or actions inconsistent with (including on any information return), the Intended Tax Treatment (including by way of withholding) unless otherwise required by a change in law or a final determination within the meaning of Section 1313(a) of the Code. Furthermore, the Company and the Holders acknowledge that the Company does not expect to have any earnings and profits for any taxable year within the period the Notes are expected to be outstanding and therefore the Holders are not expected to be required to include in income as a dividend for U.S. federal income tax purposes, and no U.S. withholding tax is expected to apply to, any amounts in respect of the Notes. If notwithstanding such expectation, the Company determines that it is likely to have earnings and profits in any taxable year so that the Company may be required to withhold any U.S. federal income tax on any amount in respect of the Notes, the Company will promptly notify the Holders of such determination and will use its reasonable best efforts to cooperate with each Holder to reduce, eliminate, or otherwise mitigate the impact of, such withholding. The Company and the Holders further agree that if the Company is required to apply U.S. federal withholding to any amount in respect of the Notes, the Company (x) will not withhold any tax if the Holder delivers a valid IRS Form W-9 certifying that it is not subject to backup withholding; and (y) will determine the rate of any applicable U.S. federal withholding tax in accordance with the applicable withholding rate set forth in the IRS Form W-8BEN-E (or any successor form)(including as an attachment to an IRS Form W-8IMY) delivered by the applicable Holder to the Company (or its paying agent) prior to the applicable date with respect to which withholding is required to be applied.

(I) Transfers. The Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole), except for Permitted Transfers and Permitted Investments.

(J) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(K) Minimum Liquidity.

(i) The Company and its Subsidiaries shall have at all times liquidity calculated as unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States other than the Controlled Cash Accounts and subject to a Control Agreement entered into in favor of the Collateral Agent that is in form and substance reasonably satisfactory to the Collateral Agent (each, a “Minimum Liquidity Control Account”) in a minimum amount equal to the lesser of (x) five million dollars ($5,000,000) and (y) twenty percent (20%) of the aggregate Principal Amount of this Note and all Other Notes then-outstanding, plus accrued and unpaid interest on this Note and all Other Notes.

(ii) On or prior to the first (1st) Business Day of each month (or, if requested by the Holder in its sole discretion, within one (1) Business Day of such request) or, if earlier, immediately in the event an Event of Default has occurred as a result of a breach of Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(K)(i), Section 8(Q), Section 8(R), Section 8(W), Section 8(Z), Section 8(AA) and Section 8(BB), the Company shall provide to the Holder a certification, in the form attached hereto as Exhibit B, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied the requirements of Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(K)(i), Section 8(Q), Section 8(R), Section 8(W), Section 8(Z), Section 8(AA), and Section 8(BB) during the immediately preceding calendar month (a “Compliance Certification”). Following the SPAC Transaction Effective Date, if the Company determines in its sole discretion that such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to the preceding sentence and the Company will concurrently disclose such material non-public information on a Current Report on Form 8-K or press release.

(L) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(M) Maintenance of Properties, Etc. The Company shall maintain and preserve, and the Company shall cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful (as determined by the Company in good faith) to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies property, in each case to the extent that the failure to comply would reasonably be expected to result in any loss or forfeiture thereof or thereunder.

(N) Maintenance of Intellectual Property. The Company will take, and the Company shall cause each of its Subsidiaries to take, all actions necessary or advisable to maintain and preserve all of the material Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company or such Subsidiary that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

(O) Maintenance of Insurance. The Company shall maintain, and the Company shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(P) Transactions with Affiliates. Neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate (other than the Company or any of its Wholly Owned Subsidiaries), except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(Q) Restricted Issuances. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness, in each case, that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including, without limitation, the payment of principal thereon.

(R) Share Reserve. Following the SPAC Transaction Effective Date, so long as this Note remains outstanding, the Company shall at all times have no less than a number of authorized but unissued Issuer Equity Interests reserved for any issuance equal to the sum of (x) the greater of (i) one hundred percent (100%) of the sum of the Principal Amount then outstanding of each Note and each Other Note divided by the applicable Conversion Price of such Note or Other Note (as applicable) and (ii) two hundred percent (200%) of a fraction, the numerator of which shall be the then outstanding principal amount of all Notes and all Other Notes, if any, issued pursuant to the Securities Purchase Agreement plus an amount equal to all interest accruable on such outstanding principal amount of all such Notes and Other Notes, if any, through the maturity dates thereof, and the denominator of which shall be the Market Equity Payment Price (as applicable) and (y) the maximum number of Issuer Equity Interests as shall be necessary to satisfy the Company’s obligation to issue Issuer Equity Interests under the Warrants (as defined in the Securities Purchase Agreement) (the “Required Reserve Amount”); provided that at no time shall the number of Issuer Equity Interests reserved pursuant to this Section 8(R) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. If at any time the number of Issuer Equity Interests authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized Issuer Equity Interests, obtain stockholder approval (if required) of an increase in such authorized number of Issuer Equity Interests, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized Issuer Equity Interests is sufficient to meet the Required Reserve Amount.

(S) Independent Investigation. At the request of the Required Holders at any time the Required Holders have determined in good faith that (i) an Event of Default has occurred or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default but the Company has not timely agreed to such determination in writing, the Company shall hire an independent, reputable investment bank (or, at the sole option of the Required Holders, an independent, reputable accounting firm) selected by the Company and approved by the Required Holders to investigate as to whether such Event of Default or event or circumstance has occurred (the “Independent Investigator”). If the Independent Investigator determines that such Event of Default or event or circumstance has occurred, the Independent Investigator shall notify the Company of such Event of Default or occurrence of such event or circumstance and the Company shall promptly deliver written notice to the Holder of such Event of Default if such Event of Default has occurred. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, any of the Company’s officers, directors, key employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

(T) Material, Non-Public Information.

(i) On the SPAC Transaction Effective Date, the Company shall publicly disclose on a Form 8-K or otherwise all material, non-public information relating to the Company that the Company provided or caused to be provided to the Holder on or prior to the SPAC Transaction Effective Date.

(ii) On and after the SPAC Transaction Effective Date, in the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company shall so indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 8(T) shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.

(iii) On and after the SPAC Transaction Effective Date, upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise.

(U) The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company, the Holder will not have any obligations hereunder except those obligations expressly set forth herein (and in the Securities Purchase Agreement) and the Holder is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Note and not as a fiduciary or agent of the Company. The Company agrees that it will not assert any claim against the Holder based on an alleged breach of fiduciary duty by the Holder in connection with the Note. The Company acknowledges that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

(V) The Company and the SPAC shall use commercially reasonable efforts to cause this Note and any Issuer Equity Interests issuable pursuant to this Note to be registered on the Form S-4 filed in connection with the SPAC Transaction and remain registered pursuant to an effective registration statement through and including the Maturity Date.

(W) The Company shall pay when due any and all fees and expenses owed by it under the Controlled Cash Account, the Minimum Liquidity Control Account, and any other deposit account subject to a Control Agreement entered into in favor of the Collateral Agent.

(X) Information Rights. The Company shall provide the Holder such information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 8(X) to disclose any information to the extent that, upon the advice of counsel, such disclosure (i) would be prohibited by applicable law, (ii) would reasonably be expected to cause a violation of any contract or agreement to which the Company or any of its Subsidiaries is a party or (iii) would cause a loss of privilege to the Company or any of its Subsidiaries; provided that (x) the Company shall notify the Holder if it withholds information required by this Section 8(X) in reliance on the foregoing clauses (i), (ii) or (iii) and (y) the Company shall use its reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances where the foregoing restrictions apply.

(Y) SPAC Transaction Effective Date. The SPAC Transaction Effective Date shall occur on or before the six (6) month anniversary of the Initial Closing Date. The SPAC Transaction shall be governed by the SPAC Transaction Agreement, without any amendment, supplement or modification not otherwise consented to by the Required Holders, which consent may not be unreasonably withheld.

(Z) Controlled Cash Account.

(i) On the Issue Date, the Company shall deposit all gross proceeds from the issuance of the Notes purchased on such date, less any amounts withheld by the Holders thereof for the payment of applicable fees and expenses incurred by such Holders, into a deposit account (the “Controlled Cash Account”) located in the United States at a bank reasonably acceptable to the Collateral Agent and subject to a Control Agreement, in form and substance satisfactory to the Collateral Agent in its sole discretion, entered into in favor of the Collateral Agent that shall be a “holder directed” Control Agreement that does not provide the Company or its Subsidiaries access to the amounts in the Controlled Cash Account and only permits funds to be released from such Controlled Cash Account upon the direction of the Collateral Agent.

(ii) On the Subsequent Closing Date, the Company shall deposit all gross proceeds from the issuance of the Subsequently Purchased Notes (as defined in the Securities Purchase Agreement), less any amounts withheld by the Holders thereof for the payment of applicable fees and expenses incurred by such Holders, into the Controlled Cash Account.

(iii) Subject to Section 8(Z)(iv), the Collateral Agent shall be under no obligation to release, or permit to be released, Cash then-held in the Controlled Cash Account.

(iv) Upon the request of the Company, the Collateral Agent may release Cash then-held in the Controlled Cash Account in such amounts and at such times as the Required Holders shall determine in their sole and absolute discretion (for the avoidance of doubt, without regard to any duty of good faith or fair dealing); provided that (a) the Collateral Agent shall be under no obligation to release or permit to be released any Cash from the Controlled Cash Account absent such direction from the Required Holders and (b) no such release shall be made if an Event of Default has occurred hereunder or if any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default.

(v) To the extent the Company elects to make a payment of Stated Interest in kind pursuant to Section 4(C), the Company shall, on or before the related Interest Payment Date, deposit a cash amount into the Controlled Cash Account equal to the related PIK Amount.

(vi) All interest, dividends and other distributions paid or credited on or with respect to the Cash and Cash Equivalents held in the Controlled Cash Account, as and when such amounts are earned or accrued, shall be the sole property of the Holder and each Other Holder on a pro rata basis (as calculated below) and shall be distributed by the Collateral Agent to each Holder and each Other Holder on a pro rata basis, calculated as a fraction, the numerator of which is the then-outstanding Principal Amount of such Holder’s or Other Holder’s Note (as applicable) as of the date of such distribution and the denominator of which is the aggregate then-outstanding Principal Amount of this Note and all Other Notes as of such date. For the avoidance of doubt, no such interest, dividends or other distributions shall (x) reduce or otherwise affect the Principal Amount outstanding under this Note or (y) be applied as a credit against, substitute for, or otherwise offset, reduce or replace, any amount due and owing to the Holder under this Note (including, for the avoidance of doubt, the payment of accrued and unpaid interest on this Note).

(AA) Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.

(i) The Company shall not, and shall not permit any of its Subsidiaries to:

(1) Conduct, nor permit any of their Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person (as defined in the Securities Purchase Agreement), including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or

(2) Use, nor permit any of its Subsidiaries or its or their respective directors, officers, employees, or agents to use, directly or indirectly, any of the proceeds of any Note or any Cash released from the Controlled Cash Account, the Minimum Liquidity Control Account, or any other deposit account subject to a Control Agreement entered into in favor of the Collateral Agent:

(a) to fund, finance, or facilitate any activities, business, or transaction of or with any Sanctioned Person or in any Sanctioned Country (as defined in the Securities Purchase Agreement), or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any Indebtedness, whether as underwriter, advisor, investor or otherwise), or

(b) for the purpose or in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law, or for any illegal or improper bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(ii) The Company and the Company’s Subsidiaries shall:

(1) Maintain, and cause each of their Subsidiaries to maintain, policies and procedures designed to promote compliance by the Company and its Subsidiaries, and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions (as defined in the Securities Purchase Agreement).

(2) Comply, and cause each of their Subsidiaries to comply, with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(3) Not, to the best knowledge of any director, officer, employee or any Person acting on behalf of the Company or any of the Company’s Subsidiaries, engage in any activity that would breach any Anti-Corruption Law.

(4) Promptly notify the Holder of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law.

(5) Not directly or indirectly use, lend or contribute the proceeds of any Note for any purpose that would breach any Anti-Corruption Law or would constitute an illegal or improper bribe, rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit.

(6) In order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to the Holders upon their reasonable request from time to time (A) information relating to individuals and entities affiliated with the Company or the Company’s Subsidiaries that maintain a business relationship with the Holders, and (B) such identifying information and documentation as may be available for the Company or such Subsidiary in order to enable any Holder to comply with Anti-Money Laundering Laws.

(BB) Variable Rate Transactions. Neither the Company nor any Subsidiary shall effect or enter into an agreement directly or indirectly to effect a Variable Rate Transaction.

Section 9. Successors.

The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and

(B) immediately after giving effect to such Business Combination Event, no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Corporation had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Section 10. Defaults and Remedies

(A) Events of Default. “Event of Default” means the occurrence of any of the following (whose occurrence, for the avoidance of doubt, may be waived, but may not be cured):

(i) a default in the payment when due of an Amortization Payment, Accelerated Amortization Payment, Holder Redemption Payment, the Company Redemption Price, the Principal Amount or the Fundamental Change Repurchase Price under this Note;

(ii) a default for five (5) Business Days in the payment when due of the interest on this Note;

(iii) a default in the Company’s obligation to issue Issuer Equity Interests pursuant to this Note (or any portion of this Note) in accordance with Section 5(B) or Section 5(C) upon the exercise of the Company’s right with respect thereto or Section 5(E) or Section 7(C) upon the exercise of the Holder’s right with respect thereto;

(iv) (x) a default in the Company’s obligation to timely deliver a Fundamental Change Notice pursuant to Section 6(C), Compliance Certification, or Information Statement and such default continues for three (3) Business Days, (y) a default in the Company’s obligation to deliver an Amortization Stock Payment Notice pursuant to Section 5(C)(ii)(a) or (z) the delivery of a materially false or inaccurate Fundamental Change Notice, Company Redemption Notice, Company Redemption Certification, Compliance Certification, or Information Statement;

(v) any failure to timely deliver an Event of Default Notice or any delivery of a materially false or inaccurate certification (including a false or inaccurate deemed certification) by the Company (A) that the Equity Conditions are satisfied or (B) as to whether any Event of Default has occurred;

(vi) a default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clauses (i) - (v) or (vii) – (xviii) of this Section 10(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document as of the date when made (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date); provided, however, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within ten (10) days after its occurrence;

(vii) any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(viii) the Company fails to comply with any covenant set forth in Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(H), Section 8(I), Section 8(K), Section 8(P), Section 8(Q), Section 8(R), Section 8(V), Section 8(W), Section 8(X), Section 8(Y), Section 8(Z), Section 8(AA), and Section 8(BB) of this Note;

(ix) following the SPAC Transaction Effective Date, the suspension from trading or failure of the Issuer Equity Interests to be trading or listed on the Company’s primary Eligible Exchange (measured in terms of trading volume for the Issuer Equity Interests) on which the Issuer Equity Interests are traded for a period of three (3) consecutive Trading Days;

(x) (i) the failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any Indebtedness having a principal amount in excess of at least two hundred fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, and whether such default has been waived for any period of time or is subsequently cured; or (ii) the occurrence of any breach or default under any terms or provisions of any other Indebtedness of at least two hundred fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, Indebtedness having a principal amount in excess of two hundred fifty thousand dollars ($250,000) to become or be declared due prior to its stated maturity;

(xi) one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least two hundred fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(xii) Following the SPAC Transaction Effective Date, (A) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act in a manner that results in the Company failing for any reason to satisfy the requirements of Rule 144(c)(1) under the Securities Act, including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c), (B) the Company withdraws or restates any such quarterly report or annual report previously filed with the Commission or (C) the Company at any time ceases to satisfy the eligibility requirements set forth under Section I.A of the General Instructions to Form S-3;

(xiii) the Company fails to remove any restrictive legend on any certificate or any Issuer Equity Interest issued to the Holder pursuant to any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws and such failure continues for more than three (3) Trading Days;

(xiv) any Security Document shall for any reason fail or cease to create a separate valid and perfected, and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral, in each case, in favor of the Collateral Agent in accordance with the terms thereof, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xv) any material damage to, or loss, theft or destruction of, any Collateral (provided that any damage, loss, theft or destruction of the Collateral that reduces the value of such Collateral by one hundred thousand dollars ($100,000) or more shall be deemed to be material), whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Space-Eyes Material Adverse Effect or McKinley Material Adverse Effect (each as defined in the Securities Purchase Agreement); for clarity, an Event of Default under this Section 10(A)(xv) will not require any curtailment of revenue;

(xvi) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due; or

(xvii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4) grants any similar relief with respect to the Company or any of its Significant Subsidiaries under any foreign Bankruptcy Law,

and, in each case under this Section 10(A)(xvii), such order or decree remains unstayed and in effect for at least thirty (30) days.

(xviii) the Company’s equityholders approve any plan for the liquidation or dissolution of the Company.

(B) Acceleration.

(i) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 10(A)(xvi) or Section 10(A)(xvii) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Principal Amount of, and all accrued and unpaid interest on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii) Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 10(A)(xvi) or Section 10(A)(xvii) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and has not been waived by the Holder, then the Holder, by notice to the Company, may declare this Note (or any portion thereof) to become due and payable on the Business Day immediately following the date of such notice for cash in an amount equal to the Event of Default Acceleration Amount.

(C) Notice of Events of Default. Promptly, but in no event later than one (1) Business Day after an Event of Default, the Company will provide written notice of such Event of Default to the Holder (an “Event of Default Notice”), which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred.

(D) Default Interest. If a Default or an Event of Default occurs, then in each case, to the extent lawful, interest (“Default Interest”) will automatically accrue on the Principal Amount outstanding as of the date of such Default or Event of Default at a rate per annum equal to eighteen percent (18%), from, and including, the date of such Default or Event of Default, as applicable, to, but excluding, the date such Default is cured and all outstanding Default Interest under this Note has been paid. Default Interest hereunder will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be payable in arrears on the earlier of (i) the first day of each calendar month, (ii) the date such Default is cured, (iii) the date on which any portion of the outstanding Principal Amount of this Note is reduced or otherwise retired (including, for the avoidance of doubt, a Fundamental Change Repurchase Date, Conversion Settlement Date, Amortization Date, Holder Redemption Date, or any date that the Company Redemption Price or an Event of Default Acceleration Amount is paid by the Company to the Holder), and (iv) the Maturity Date.

Section 11. Ranking.

All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured indebtedness of the Company and its Subsidiaries to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.

Section 12. Replacement Notes.

If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Section 13. Notices.

Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Space-Eyes, Inc.

1200 Brickell Avenue

Penthouse 2010

Miami, FL 33131

Attention: Jatinder S. Bains

E-Mail: jatin@space-eyes.com

With a copy (for informational purposes only) to:

Troutman Pepper Locke LLP

400 Berwyn Park Rd

Berwyn, PA 19312

Attention: Thomas Dwyer

E-Mail:  thomas.dwyer@troutman.com

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by e-mail to its e-mail address, which initially is as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Section 14. Successors and Assigns.

All agreements of the Company in this Note will bind its successors and will inure to the benefit of the Holder’s successors and assigns.

Section 15. Severability.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 16. Headings, Etc.

The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 17. Amendments

This Note may not be amended or modified unless in writing by the Company and the Required Holders, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit, provided, however, that in no event may Section 7(I) be amended or modified, it being understood that this does not affect the ability of the Holder to deliver written notice to the Company to increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as provided in Section 7(I).

Section 18. Governing Law; Waiver of Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 19. Submission to Jurisdiction.

The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in the Court of Chancery of the State of Delaware; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such court in any such suit, action or proceeding.

Section 20. Enforcement Fees.

The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Issuer Equity Interests or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

Section 21. Electronic Execution.

The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

* * *

Exhibit A

Form of Holder Conversion Notice

Space-Eyes, Inc.

Senior Secured Convertible Note due 2031

Subject to the terms of this Note, by executing and delivering this Holder Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note: $ ___________,000 in accordance with the following details.

Issuer Equity Interests to be delivered:

Accrued interest amount:

Account Number:

DTC Participant Number (if applicable):

DTC Participant Name (if applicable):

Date: _________________
(Legal Name of Holder)

By:
Name:
Title:

Exhibit B

Form of Covenant Compliance Certification

The undersigned, the duly qualified and elected Chief Financial Officer of Space-Eyes, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to the Senior Secured Convertible Note due 2031, issued [ ● ], 2026 (the “Note”), issued by the Company to [ ● ], that:

i.	the Company satisfied the requirements of Section 8(D) of the Note during the calendar month ended [ ● ];

ii.	the Company satisfied the requirements of Section 8(E) of the Note during the calendar month ended [ ● ];

iii.	the Company satisfied the requirements of Section 8(F) of the Note during the calendar month ended [ ● ];

iv.	the Company satisfied the requirements of Section 8(G) of the Note during the calendar month ended [ ● ];

v.	the Company satisfied the requirements of Section 8(K)(i) of the Note during the calendar month ended [ ● ];

vi.	the Company satisfied the requirements of Section 8(Q) of the Note during the calendar month ended [ ● ];

vii.	the Company satisfied the requirements of Section 8(R) of the Note during the calendar month ended [ ● ];

viii.	the Company satisfied the requirements of Section 8(W) of the Note during the calendar month ended [ ● ];

ix.	the Company satisfied the requirements of Section 8(Z) of the Note during the calendar month ended [ ● ];

x.	the Company satisfied the requirements of Section 8(AA) of the Note during the calendar month ended [ ● ]; and

xi.	the Company satisfied the requirements of Section 8(BB) of the Note during the calendar month ended [ ● ].

Capitalized terms used herein without definition shall have the meanings given to such terms in the Note.

Space-eyes, inc.
By:
Name:
Title:

Date:	_______________